SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

                           Filed by the Registrant |X|
                 Filed by a Party other than the Registrant |_|

                           Check the appropriate box:
                         |_| Preliminary Proxy Statement
                         |_| Definitive Proxy Statement
                       |_| Definitive Additional Materials
                    |X| Soliciting Material Under Rule 14a-12
                |_| Confidential, For Use of the Commission Only
                       (as permitted by Rule 14a-6(e)(2))

                                 GoAmerica, Inc.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

       (2) Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4) Proposed maximum aggregate value of transaction:

       (5) Total fee paid:

|_| Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount Previously Paid:

       (2) Form, Schedule or Registration Statement No.:

       (3) Filing Party:

       (4) Date Filed:

GoAmerica and its directors and executive officers may be deemed to be participants in the solicitation of proxies from GoAmerica's stockholders to authorize the financing activities discussed in the press releases included in this filing. Information regarding GoAmerica's directors and executive officers is contained in GoAmerica's proxy statement with respect to its Annual Meeting of Stockholders filed with the Securities and Exchange Commission ("SEC") on November 26, 2003. As of November 3, 2003, GoAmerica's directors and executive officers beneficially owned approximately 7,295,598 shares (including issued and outstanding shares and shares underlying exercisable options and options that will become exercisable within 60 days of November 3, 2003) of GoAmerica's Common Stock. IMPORTANT INFORMATION AND WHERE TO FIND IT:

GoAmerica, Inc. plans to file a proxy statement with the SEC relating to a Special Meeting of Stockholders and the financing described in the Company's December 19, 2003 press releases. Investors and stockholders are urged to read the proxy statement when it becomes available, because it will contain important information about GoAmerica, the financing described in the Company's December 19, 2003 press releases, and related matters. When the proxy statement is completed, GoAmerica plans to send it to its stockholders to seek their approval of the financing described in the Company's December 19, 2003 press releases and such other matters as are set forth in the proxy statement. A copy of the proxy statement (when it is filed) and other documents filed by GoAmerica with the SEC are available for no charge at the SEC's web site at http://www.sec.gov. GoAmerica's stockholders may also obtain the proxy statement and other documents without charge (except for certain exhibits and schedules) by directing a request to GoAmerica, Inc., Attention: Investor Relations Department, 433 Hackensack Avenue, Hackensack, New Jersey 07601, Telephone: (201) 996-1717

CONTACT:
GoAmerica, Inc.
Josh Rochlin
SVP, Strategy and Corporate Development
jrochlin@corp.goamerica.net
201-996-1717

        GOAMERICA OBTAINS $14.5 MILLION IN PRIVATE PLACEMENT COMMITMENTS


Hackensack, NJ--December 19, 2003-- GoAmerica, Inc. (NASDAQ: GOAM) announced today that the Company has executed definitive agreements with multiple investors providing for the investors to purchase 96,666,666 shares of common stock for an aggregate purchase price of $14.5 million in a private placement offering. The cash infusion will allow the Company to fund working capital needs, grow its core Wynd Communications business and launch new services for Wynd's constituency of people who are deaf or hard of hearing.

The proposed transaction has been approved by GoAmerica's Board of Directors and is being presented to GoAmerica's stockholders for approval at a special stockholders meeting currently expected to be held in late January 2004 and is subject to certain standard conditions. The $14.5 million to be paid to the Company includes an immediate $1 million in secured bridge loan financing, which loan is not dependent on stockholder approval. In connection with this private placement, GoAmerica successfully negotiated new arrangements with its largest creditors, including the previously announced agreements with its primary landlord. These arrangements have released the company from approximately $12 million of debt and contingent liabilities.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. In accordance with the terms of the Purchase Agreement entered into by the Company and the investors in connection with this financing, the Company has agreed to file a proxy statement with the Securities and Exchange Commission to seek stockholder approval of the financing. In accordance with the terms of the Registration Rights Agreement entered into by the Company and the investors in connection with this financing, the Company has agreed to file a resale registration statement on Form S-3 promptly after the approval of the transactions by the Company's stockholders.

About GoAmerica

GoAmerica, Inc.'s aim is to improve the quality of life for people who are deaf or hard of hearing by being their premier provider of innovative communication services. These technology-based services are delivered through GoAmerica's wholly owned subsidiaries, including Wynd Communications Corporation, the leading provider of wireless telecommunications services for people with hearing loss. Wynd Communications is a winner of the California Governor's Award for Excellence in Universal Design and Technology and has been recognized by both the Clinton and Bush Administrations for its commitment to Americans with disabilities. For more information, visit www.goamerica.net or contact GoAmerica directly at TTY 800-549-2800, voice 805-781-6000.

The statements contained in this news release that are not based on historical fact -including the statements regarding 2003, 2004 and 2005 revenues and profitability, subscriber metrics, the Company's plans and strategies, market opportunities, anticipated service offerings and other future plans and objectives, are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of forward-looking terminology such as "may",
"will", "expect", "estimate", "anticipate", "continue", or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our limited operating history; (ii) our reduced capital resources and need for additional liquidity; (iii) our ability to fund our operating needs through available cash reserves; (iv) our ability to raise additional equity and renegotiate liabilities before our cash resources are fully depleted; (v) the impact on our business from our receiving a "going concern" opinion from our independent auditors; (vi) our ability to successfully implement our strategic alliance with EarthLink; (vii) our dependence on EarthLink to provide billing, customer and technical support to our subscribers; (viii) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (ix) our dependence on wireless carrier networks; (x) our ability to respond to increased competition in the wireless data industry; (xi) our ability to integrate acquired businesses and technologies; (xii) our ability to leverage strategic alliances to generate revenue growth; (xiii) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; and
(xiv) our ability to manage our remaining operations; and (xv) difficulties inherent in predicting the outcome of regulatory processes. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. Each reference in this news release to "GoAmerica", the "Company" or "We", or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries. "GoAmerica", "Go.Web", "Go.Web Enterprise Server", "Mobile Office", and "OnPrem" are trademarks or service marks of GoAmerica, Inc. "WyndTell", "Deafwireless", and "Deafwireless Superstore" are trademarks or service marks of Wynd Communications Corporation. Other names may be trademarks of their respective owners.

This press release is not a proxy statement and the Board of Directors of the Company is not soliciting any proxy pursuant to this press release. The Board of Directors presently intends to solicit proxies from the Company's stockholders, by filing a proxy statement with the SEC and delivering the proxy statement to the stockholders. If the Board of Directors does so, please read it carefully, because it will contain important information about the Company and the matters that the Board will ask the stockholders to consider and act upon. A description of the interests of the members of the Board of Directors in the Company is set forth in the proxy statement filed by the Company in connection with its December 19, 2003 annual meeting of stockholders.

GoAmerica files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. The SEC maintains an Internet world wide web site at http://www.sec.gov, that provides access, without charge, to such reports, proxy statements and other information. You can also obtain such reports, proxy statements and other information, without charge, from GoAmerica, by contacting Investor Relations, telephone:
201-996-1717, facsimile: 201-996-1772.


                                      # # #

CONTACT:

GoAmerica, Inc.
Josh Rochlin
SVP, Strategy and Corporate Development
jrochlin@corp.goamerica.net
201-996-1717

                      GOAMERICA UNVEILS STRATEGIC DIRECTION

  New Financing to Enable Broader Efforts in Deaf and Hard of Hearing Markets

HACKENSACK, NJ - December 19, 2003 - GoAmerica, Inc. (NASDAQ: GOAM) today outlined plans for a strategic refocusing to be facilitated by $14.5 million in proposed financing announced earlier today. The new financing, which is subject to certain conditions (including shareholder approval), is intended to enable a strategic expansion of the Company's focus on communications solutions for people who are deaf or hard of hearing.

"The fresh start afforded to GoAmerica should enable us to improve the service for our current customers and to develop and deliver innovative new products and offerings for people who are deaf or hard of hearing," said Dan Luis, CEO of GoAmerica. "I know our shareholders, customers, employees and partners have waited patiently for the day that we'd signal our new direction and it is rewarding to share these plans along with news of a significant pending investment."

Luis continued, "In 2003, we focused on reducing financial constraints associated with debt, maintaining the listing of our common stock on The NASDAQ SmallCap Market and obtaining the commitments of necessary funding for future operations. We will now devote the same energy to improving our business and executing our growth plans. Our strategy, to be facilitated by the anticipated funding, is centered on the pursuit of three priorities, focused on our Wynd Communications subsidiary: 1) growth of its core wireless services business; 2) development and marketing of new communications services, including branded IP and Video Relay services; and 3) streamlined operations to enable superior customer support. This is an exciting moment for GoAmerica as we begin 2004 with renewed strength and enthusiasm."

Growth of Core Wynd Business

 According   to  the  American
Speech-Language Hearing Association (ASHA), there are an estimated 28 million people who are deaf or hard of hearing, in the United States. GoAmerica's subsidiary, Wynd Communications, markets to people who are profoundly deaf, the smallest segment of this population. Management believes there is additional growth potential in this market, beyond Wynd's current base of approximately 14,000 customers, as well as significant opportunity in the hard-of-hearing market. GoAmerica plans to leverage these opportunities by implementing several strategic marketing programs, developing communication technology enhancements and expanding into the broader hard-of-hearing market with new wireless and wireline communications solutions.

"We expect to deliver new benefits to our current customers while further strengthening our position in the market," said Josh Rochlin, SVP of strategy and corporate development. "With a strengthened balance sheet and an aggressive yet realistic strategy, GoAmerica is poised to realize the potential of its core business and pursue exciting opportunities including partnerships, acquisitions and technological innovations."

Development and Marketing of new IP and Video Relay Services

Many consumers who have difficulty hearing or speaking rely on the nation's Telecommunications Relay Service infrastructure that was created as a by-product of the Americans with Disabilities Act in 1990 ("ADA"). Under the ADA, the federal government provides reimbursement to telecommunications companies which offer `functionally equivalent' services to people with hearing or speech disabilities. Internet Protocol Relay (IP Relay) and Video Relay, two enhancements to the Telecommunications Relay Service, have further improved the communication experience for deaf consumers by providing easier, quicker connections and enabling visual communication using sign language. Together, IP and Video relay are quickly changing the way deaf Americans communicate.

"The ubiquity of computing technologies, the expanded adoption of broadband, and the ongoing need of people with hearing loss for accessible communication, have created an opportunity for GoAmerica to enter this market of federally reimbursable services and develop new lines of revenue," said Joe Karp, director of marketing for GoAmerica. "We believe that by enhancing the customer experience for relay services and partnering with carriers seeking to increase usage of their relay platforms, we can position ourselves to tap this new revenue opportunity. We hope to develop the opportunity in this area through a combination of partnerships and organically developed products such as a WyndRelay.com portal and an innovative software client."

Streamlined Operations

GoAmerica operations will be focused on providing high quality, accessible support to its customers. Operational improvements in the areas of customer support, billing and service solutions are expected to further enhance the overall customer experience while streamlining the Company's cost structure. As part of this initiative, GoAmerica recently entered into an outsourcing relationship with Communications Services for the Deaf in Sioux Falls, South Dakota, which now enables support on a 7 X 24 basis. Additionally, the Company will be relocating its Wynd Communications subsidiary from its present location in San Luis Obispo, California to GoAmerica headquarters in Hackensack, New Jersey. This site consolidation is expected to provide better access to the Company's target market as well as provide the benefit of economies of scale and is projected for completion in April 2004.

Status of Go.Web(TM)

GoAmerica previously disclosed that it has suspended divestiture efforts with respect to its Go.Web technology and has developed an operating plan to retain the intellectual property and revenue stream for the Go.Web software while reorganizing the Company's human and financial resources around the new mission.

"We received offers for the Go.Web technology; however, the expected margin contribution associated with maintaining Go.Web exceeds the one-time proceeds we would have garnered through a sale. Our analysis indicated that if we could restructure our creditor obligations while retaining our intellectual property and the associated revenue stream, the Company's intellectual property portfolio and financial position would be stronger," said Josh Rochlin, SVP of strategy and corporate development for GoAmerica.

Financial Information and Revenue Expectations

The following financial information is being made available in conjunction with disclosure obligations associated with the Company's financing activities. Overall, GoAmerica, Inc. expects to post revenues for fiscal 2003 of approximately $12 million, with operating losses and one-time charges associated with restructuring. As a result of the financing, the Company's revenue objective for 2004 is currently $12-13 million, with a goal of quarterly net income profitability by the end of that year. The revenue objective for 2005 is currently $16-18 million, with a goal of net income as a percent of revenues in excess of 10%. The revenue contribution expected from the Company's Go.Web technology is expected to decline from approximately 30% of revenues in 2003 to approximately 14% and 4% in 2004 and 2005, respectively.

As it relates to subscriber metrics, Wynd's historical subscriber acquisition costs have ranged between $110-130, with average monthly revenues per subscriber between $40-44. Historical subscriber gross margin has been approximately 50%. Churn among these subscribers, during the past 12 months, was approximately 2% per month. The Company is continuing to examine its subscriber base in order to improve payment profiles; as a result, overall revenues and subscriber counts may decline through the end of the first quarter of 2004.

About GoAmerica

GoAmerica, Inc.'s aim is to improve the quality of life for people who are deaf or hard of hearing by being their premier provider of innovative communication services. These technology-based services are delivered through GoAmerica's wholly owned subsidiaries, including Wynd Communications Corporation, the leading provider of wireless telecommunications services for people with hearing loss. Wynd Communications is a winner of the California Governor's Award for Excellence in Universal Design and Technology and has been recognized by both the Clinton and Bush Administrations for its commitment to Americans with disabilities. For more information, visit www.goamerica.com or contact GoAmerica directly at TTY 800-549-2800, voice 805-781-6000.

The statements contained in this news release that are not based on historical fact -including the statements regarding 2003, 2004 and 2005 revenues and profitability, subscriber metrics, the Company's plans and strategies, market opportunities, anticipated service offerings and other future plans and objectives, are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of forward-looking terminology such as "may",
"will", "expect", "estimate", "anticipate", "continue", or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our limited operating history; (ii) our reduced capital resources and need for additional liquidity; (iii) our ability to fund our operating needs through available cash reserves; (iv) our ability to raise additional equity and renegotiate liabilities before our cash resources are fully depleted; (v) the impact on our business from our receiving a "going concern" opinion from our independent auditors; (vi) our ability to successfully implement our strategic alliance with EarthLink; (vii) our dependence on EarthLink to provide billing, customer and technical support to our subscribers; (viii) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (ix) our dependence on wireless carrier networks; (x) our ability to respond to increased competition in the wireless data industry; (xi) our ability to integrate acquired businesses and technologies; (xii) our ability to leverage strategic alliances to generate revenue growth; (xiii) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; and
(xiv) our ability to manage our remaining operations; and (xv) difficulties inherent in predicting the outcome of regulatory processes. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. Each reference in this news release to "GoAmerica", the "Company" or "We", or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries. "GoAmerica", "Go.Web", "Go.Web Enterprise Server", "Mobile Office", and "OnPrem" are trademarks or service marks of GoAmerica, Inc. "WyndTell", "Deafwireless", and "Deafwireless Superstore" are trademarks or service marks of Wynd Communications Corporation. Other names may be trademarks of their respective owners.

This press release is not a proxy statement and the Board of Directors of the Company is not soliciting any proxy pursuant to this press release. The Board of Directors presently intends to solicit proxies from the Company's stockholders, by filing a proxy statement with the SEC and delivering the proxy statement to the stockholders. If the Board of Directors does so, please read it carefully, because it will contain important information about the Company and the matters that the Board will ask the stockholders to consider and act upon. A description of the interests of the members of the Board of Directors in the Company is set forth in the proxy statement filed by the Company in connection with its December 19, 2003 annual meeting of stockholders.

GoAmerica files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. The SEC maintains an Internet world wide web site at http://www.sec.gov, that provides access, without charge, to such reports, proxy statements and other information. You can also obtain such reports, proxy statements and other information, without charge, from GoAmerica, by contacting Investor Relations, telephone:
201-996-1717, facsimile: 201-996-1772.

                                      # # #

                                                          For immediate release:

                                                          Joe Karp
                                                          Wynd Communications
                                                          TTY: 800-549-2800
                                                          Voice: 805-597-8114
                                                          Fax: 805-596-2914
                                                          jkarp@wynd.com
                                                          --------------

  WYND LAUNCHES FIRST PHASE OF ITS EXTENSIVE CUSTOMER SERVICE IMPROVEMENT PLAN

            Relationship with CSD to Enable Expanded Support Hours,
     Quicker and More Efficient Issue Resolution, Superior Customer Service

SAN LUIS OBISPO, CA - December 19, 2003--Today, Wynd Communications (a GoAmerica, Inc. company; NASDAQ: GOAM) announced the first phase of its service improvement program designed to dramatically improve the customer experience. In addition to new billing and customer relationship management tools, Wynd launched an outsourcing relationship with Communication Services for the Deaf, Inc. (CSD) to enable high-caliber 24 X 7 support.

"We've taken customer feedback to heart," said Dan Luis, chief executive officer for GoAmerica, Wynd's parent company. "We've challenged ourselves to deliver a support experience that is on par with the quality of our wireless services. From ordering and billing to technical support, nearly all aspects of the customer experience will be significantly enhanced in the coming months. We are excited to team with CSD to offer the high-quality support our customers deserve."

Wynd has developed a phased approach to improving the customer experience. During the first phase of this initiative, Wynd activated support tools such as new billing and customer relationship management software, and began outsourcing customer service functions to CSD. CSD is taking customer calls 24 hours a day, 7 days a week, and gathering relevant information for quicker resolution by Wynd support experts. During the second phase, expected to launch later this month, Wynd will provide CSD with access to Wynd's internal systems, allowing CSD service specialists to view customer information, create trouble tickets and resolve issues for the majority of customer service inquiries.

"Advanced technology is making communication more accessible in today's world, and wireless services and devices are quickly becoming a lifeline for the

Deaf community," said Benjamin Soukup, president and CEO of CSD. "Wynd's efforts to enhance and improve these services underscore their renewed commitment to the customer. We share this commitment and are thrilled to play such an important role in their new customer service initiative."

Phase One of Wynd's customer service improvement initiative specifically addresses those areas of Wynd's business that will have the greatest impact on the customer experience, including the availability of its support team, its internal processes, and its internal and external support tools. Highlights of today's announced initiatives include:

         o        Expanded  Support  Call Hours Make  Support  More  Accessible:
                  Wynd's relationship with CSD has enabled Wynd to make its support more accessible and available for longer periods of time.

         o Process Improvement Expedites Issue Resolution: Wynd has completely restructured the internal processes it uses to resolve customer issues, simplifying how its representatives provide customers support. This means that customers will see issues resolved faster than before.

         o New Internal and External Tools Make Most Issues Addressable in a Single Call: New customer support tools will enable Wynd to build a consistent, positive experience by putting customer history, device information, and more, at the support representatives' fingertips. Additionally, customers will be empowered to view billing information online via Wynd's web site.

"At its foundation, our service initiative is designed to ensure that Wynd customers get their issues resolved quickly and efficiently, and that they experience outstanding support," said Frank Endres, Wynd's director of operations, and primary architect of the service improvement plan. "By integrating the call handling expertise of CSD with new tools and processes, we expect to deliver superior customer support."

About CSD

At CSD, our goal is to ensure a productive life for all individuals who are deaf and hard of hearing. Through quality programs designed to increase self-esteem, communication skills, social skills, independence, well-being, productivity and self-sufficiency, CSD is able to increase opportunities conducive to a positive and fully integrated life.

About Wynd Communications

Wynd Communications Corporation, a wholly owned subsidiary of GoAmerica, Inc. (NASDAQ: GOAM), is the nation's leading provider of wireless telecommunications services for people with hearing loss. Wynd is a winner of the California Governor's Award for Excellence in Universal Design and Technology and has been recognized by both the Clinton and Bush Administrations for its commitment to Americans with disabilities. For more information about Wynd Communications and

WyndTell service, visit the Wynd Web site at http://www.wynd.com, or contact Wynd directly at TTY 800-549-2800, voice 805-781-6000 or e-mail: info@wynd.com.

                                      # # #

Portions of this news release that are not statements of historical fact may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, all of which are made pursuant to, and intending to qualify for, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Current and prospective investors are cautioned (i) that such forward-looking statements involve risks and uncertainties, which may affect GoAmerica's business, prospects and results of operations, and (ii) not to place undue reliance on any such forward-looking statements. Further, GoAmerica and Wynd expressly disclaim any obligation to revise or update any of the forward-looking statements contained herein or any oral or written forward-looking statements that may be made by or on behalf of GoAmerica or Wynd to reflect future events or developments after the date hereof. GoAmerica's business is subject to a number of significant risks, which are set forth in GoAmerica's filings with the Securities and Exchange Commission, which are available online at www.sec.gov and via the Investor Relations section of GoAmerica's website www.goamerica.com.

"GoAmerica" is a trademark of GoAmerica, Inc. "Wynd" and "WyndTell" are registered trademarks of Wynd Communications Corporation. Other names are trademarks of their respective owners. (C) 2003 Wynd Communications Corp.